This instrument prepared by,
and after recording return to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Susan D. Kennedy, Esq.

================================================================================

             AMENDMENT NO. 1 TO MORTGAGE, ASSIGNMENT OF LEASES AND
                                    RENTS,
                  SECURITY AGREEMENT AND FINANCING STATEMENT


     THIS AMENDMENT NO. 1 TO MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Amendment") is made as of the 1st day of March, 2000 between REPUBLIC PAPERBOARD COMPANY, a Kansas corporation, having an address at 811 East 30th Street, Hutchinson, Kansas 67503 (the "Mortgagor"), and BANK OF AMERICA, N.A. (successor to NationsBank, N.A.), as Administrative Agent., having an address at ___________________________ , not in its individual capacity but in its limited capacity as Agent (as defined below) (the "Mortgagee").

                             W I T N E S S E T H:

     WHEREAS, Republic Group Incorporated (the "Borrower"), certain Banks (the "Banks"), the LC Issuing Banks referred to therein, Morgan Guaranty Trust Company of New York, as Syndication Agent, and NationsBank, N.A., as Administrative Agent for the Banks, are parties to a Credit Agreement dated as of July 15, 1998 (as amended prior to the date hereof, the "Original Credit Agreement");

     WHEREAS, pursuant to that certain Subsidiary Guarantee dated as of July 15, 1998 (as amended and in effect from time to time, the "Guaranty") from the Subsidiary Guarantors (including Mortgagor) to the Agent, the Mortgagor guaranteed the obligations of the Borrower under the Original Credit Agreement;

     WHEREAS, Mortgagor, in order to secure payment, performance and observance of its indebtedness, liabilities and obligations arising under the Guaranty, entered into a Mortgage, Assignment of Leases and Rents, Security

Agreement and Financing Statement dated as of July 15, 1998 (the "Original Mortgage") with the Mortgagee, which Mortgage was recorded on July 17, 1998 in Comanche County, Oklahoma, as document number 014338, in Book 3056, Page 91, which Mortgage encumbers the interest of Mortgagor in and to the parcel of land and improvements thereon described in Exhibit A annexed thereto; and

     WHEREAS, the parties to the Original Credit Agreement are amending and restating the Original Credit Agreement by entering into a First Amendment and Restatement dated as of even date herewith (as so amended and restated, the " Credit Agreement"); and

     WHEREAS, in connection with such amendment and restatement of the Original Credit Agreement, the parties hereto have agreed to amend the Original Mortgage;

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. All references in the Mortgage to "Credit Agreement" shall be deemed to refer to the Amended and Restated Credit Agreement.

     2.  Recital D is hereby amended to read in full as follows:

         D. The maximum principal indebtedness that may be secured by this Mortgage is $100,000,000. The scheduled maturity date of the latest to mature of the Secured
         Obligations (as defined below) is July 15, 2006.

     3. Section 7.08 of the Mortgage is amended and restated to read in full as follows:

          The Secured Obligations secured by this Mortgage include Revolving Credit Loans and LC Reimbursement Obligations which are revolving in nature, which may be advanced, paid, and readvanced from time to time after the date hereof. The aggregate maximum principal amount of Total Revolving Outstanding Amount which may be outstanding at any one time is $100,000,000. The aggregate maximum principal amount of Secured Obligations which may be outstanding at any one time is $100,000,000. The interest of the Mortgagee

                                       2

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          hereunder will remain in full force and effect
          notwithstanding a zero balance of the Total Revolving Outstanding Amount and the Lien of this Mortgage will not be extinguished until all Secured Obligations have been paid and performed and the obligation of all Bank Parties to extend further credit under the Loan Documents shall have expired or terminated.

     4. Except as modified hereby, the terms and conditions of the Original Mortgage remain unchanged and in full force and effect and are hereby ratified and confirmed. Mortgagor hereby confirms that it has no defenses or offsets with respect to its obligations under the Original Mortgage, as modified hereby.

     5. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute the same instrument.

                                       3

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date and year first above written.

                              REPUBLIC PAPERBOARD COMPANY,
                              as Mortgagor


                              By: /s/ Doyle R. Ramsey
                                 ---------------------------------------
                              Name:  Doyle R. Ramsey
                              Title: Executive Vice President & CFO



                              BANC OF AMERICA, N.A. (as successor to
                              NationsBank, N.A.), as Mortgagee



                              By: /s/ Thomas R. Mahoney
                                 ---------------------------------------
                              Name:  Thomas R. Mahoney
                              Title: Sr. Vice President

State of Kansas      )

                         )
County of Reno       )

This instrument was acknowledged before me on February 29, 2000 by Doyle R. Ramsey as EVP of Republic Paperboard Company, a Kansas corporation.

                                   /s/ Staci R. Hardesty
                                   ___________________________
                                   Notarial Officer



(Seal, if any)

__________________________
Title (and Rank)


My commission expires:

   5/7/2002
__________________________.

State of Missouri    )

                        )
County of Jackson    )

This instrument was acknowledged before me on February 29, 2000
Thomas R. Mahoney as Sr. Vice President of Bank of America, N.A.

                                    /s/ Ayanna L. Woodson
                                   ___________________________
                                   Notarial Officer


(Seal, if any)

__________________________
Title (and Rank)


My commission expires:

   July 20, 2003
__________________________.





Drafted by and when
recorded, return to:


Susan D. Kennedy, Esq.
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
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                                  EXHIBIT A
                            Description of the Land